    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 31, 1999


                                                      REGISTRATION NO. 333-63641
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 10

                                       TO
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                          CLASSIC COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)
                             ---------------------

          DELAWARE                          4841                         74-2630019
(State or other jurisdiction    (Primary Standard Industrial          (I.R.S. Employer
             of                 Classification Code Number)        Identification Number)
      incorporation or
       organization)

                              515 CONGRESS AVENUE
                                   SUITE 2626
                              AUSTIN, TEXAS 78701
                                  512/476-9095
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------

                               J. MERRITT BELISLE
                            CHIEF EXECUTIVE OFFICER
                          CLASSIC COMMUNICATIONS, INC.
                              515 CONGRESS AVENUE
                                   SUITE 2626
                              AUSTIN, TEXAS 78701
                                  512/476-9095
(Name, address including zip code, and telephone number, including area code, of agent for service)
                             ---------------------

                              Copies of all communications to:
           TIMOTHY E. YOUNG, ESQ.                         BRUCE A. CHEATHAM, ESQ.
      WINSTEAD SECHREST & MINICK P.C.                 WINSTEAD SECHREST & MINICK P.C.
        100 CONGRESS AVE., SUITE 800                    1201 ELM STREET, SUITE 5400
            AUSTIN, TEXAS 78701                             DALLAS, TEXAS 75270
                512/370-2804                                    214/745-5213

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") grants each corporation organized thereunder, such as the Registrant, the power to indemnify its directors and officers against liabilities for certain of their acts. Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Registrant, eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Article Eighth of the Registrant's Certificate of Incorporation has eliminated the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL.

     Article 10 of the Registrant's Certificate of Incorporation provides as follows: The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), liability, loss, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by either (i) any applicable law in effect on the date of incorporation of the Corporation, or (ii) any law which becomes effective during the existence of the Corporation and which is applicable to it.

     Article 8 of the Registrant's By-Laws provides as follows: To the extent permitted by law, the Corporation shall indemnify any person against any and all judgments, fines, amounts paid in settling or otherwise disposing of actions or threatened actions, and expenses in connection therewith, incurred by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or of any other corporation of any type or kind, domestic or foreign, which he served in any capacity at the request of the Corporation. To the extent permitted by law, expenses so incurred by any such person in defending a civil or criminal action or proceeding shall at his request be paid by the Corporation in advance of the final disposition of such action or proceeding.

     The foregoing statements are subject to the detailed provisions of Section 102(b)(7) of the DGCL, Article 10 of the Certificate of Incorporation of the Registrant and Article 8 of the By-Laws of the Registrant, as applicable.

     The foregoing discussion is qualified in its entirety by reference to the DGCL and the Registrant's Certificate of Incorporation and By-Laws.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:

        EXHIBIT
          NO.
        -------
         2.1             -- Securities Purchase Agreement among Classic Cable, Inc.
                            and Buford Group, Inc. dated as of May 11, 1999.
         3.1             -- Amended and Restated Certificate of Incorporation of
                            Classic Communications, Inc., dated as of October 30,
                            1995.

        EXHIBIT
          NO.
        -------
         3.1(b)          -- Certificate of Amendment to Amended and Restated
                            Certificate of Incorporation of Classic Communications,
                            Inc. dated July 21, 1998.
         3.1(c)          -- Certificate of Amendment to Amended and Restated
                            Certificate of Incorporation of Classic Communications,
                            Inc. dated July 28, 1999.
         3.2             -- Amended and Restated Bylaws of Classic Communications,
                            Inc.
         4.1             -- Indenture dated as of July 29, 1998, for Units consisting of $114,000,000 in Aggregate Principal Amount at
                            Maturity, 13 1/4% Senior Discount Notes due 2009, by and
                            among Classic Communications, Inc., as Issuer, and Bank
                            One, N.A., as Trustee.
         4.2             -- Form of Global 13 1/4 Senior Discount Note due 2009.
         4.3A            -- Registration Rights Agreement dated as of July 29, 1998, by and between Classic Communications, Inc. and Merrill
                            Lynch, Pierce, Fenner & Smith Incorporated.
         4.3B            -- Shareholder and Registration Rights Agreement, dated as of July 29, 1998, by and among Classic Communications,
                            Inc. and Certain Stockholders and Merrill, Lynch, Pierce,
                            Fenner & Smith Incorporated.
         4.3C            -- Amended and Restated Registration Rights Agreement dated as of October 31, 1995, modified by Amendment No. 1
                            (dated as of October 31, 1995) and Amendment No. 2 (dated
                            as of December 27, 1995).
         4.3D            -- Amended and Restated Shareholders Agreement dated as of
                            October 31, 1995, modified by Amendment No. 1 (dated as
                            of October 31, 1995), Amendment No. 2 (dated as of
                            December 27, 1995) and Amendment No. 3 (dated as of
                            December 19, 1997).
         4.4             -- First Supplemental Indenture, dated as of July 28, 1999, between Classic Cable, Inc., as Issuer, the Subsidiary
                            Guarantors named thereon, as Guarantors, and Chase Bank
                            of Texas, National Association, as Trustee.
         5.1(a)          -- Opinion of Winstead Sechrest & Minick P.C. dated
                            September 17, 1998 regarding the enforceability and
                            issuance of the securities, including consent.
         5.1(b)          -- Opinion of Winstead Sechrest & Minick P.C. dated November
                            10, 1998 regarding the enforceability and issuance of the
                            securities, including consent.
        *5.1(c)          -- Opinion of Winstead Sechrest & Minick P.C. dated August
                            30, 1999 regarding the enforceability and issuance of the
                            securities, including consent.
         8.1(a)          -- Opinion of Winstead Sechrest & Minick P.C. dated
                            September 17, 1998 regarding federal income tax matters,
                            including consent.
         8.1(b)          -- Opinion of Winstead Sechrest & Minick P.C. dated November
                            10, 1998 regarding federal income tax matters, including
                            consent.
        *8.1(c)          -- Opinion of Winstead Sechrest & Minick P.C. dated August
                            30, 1999 regarding federal income tax matters, including
                            consent.
        10.1             -- Employment Agreement dated as of January 31, 1998 by and between Classic Communications, Inc., Classic Cable, Inc.
                            and J. Merritt Belisle.
        10.2             -- Employment Agreement dated as of January 31, 1998 by and between Classic Communications, Inc., Classic Cable, Inc.
                            and Steven E. Seach.
        10.3             -- Employment Agreement dated as of July 28, 1999 by and
                            between Classic Communications, Inc., Classic Cable, Inc.
                            and J. Merritt Belisle.
        10.4             -- Employment Agreement dated as of July 28, 1999 by and
                            between Classic Communications, Inc., Classic Cable, Inc.
                            and Steven E. Seach.
        10.5             -- Credit Agreement among Classic Cable, Inc., As Borrower, the Lenders Parties thereto, Union Bank of California,
                            N.A. and Goldman Sachs Credit Partners L.P. as
                            Co-Arrangers, Goldman Sachs Credit Partners L.P., as
                            Syndication Agent and Union Bank of California, N.A., as
                            Administrative and Documentation Agent, dated as of July
                            29, 1998.
        10.6             -- Amended and Restated Credit Agreement dated July 28, 1999 among Classic Cable, Inc., as Borrower, the Lenders
                            Parties thereto, Goldman Sachs Credit Partners, L.P., as
                            Lead Arranger and Syndication Agent, and The Chase
                            Manhattan Bank, as Documentation Agent, and Union Bank of
                            California, N.A., as Administrative Agent.

        EXHIBIT
          NO.
        -------
        10.7             -- Facilities Commitment Letter, dated June 24, 1999,
                            between Classic Cable, Inc. and Goldman Sachs Credit
                            Partners L.P.
        10.8             -- Asset Purchase Agreement dated May 14, 1998 by and
                            between Cable One, Inc. and Black Creek Communications,
                            Inc.
        10.8(b)          -- Assignment of Asset Purchase Agreement dated June 19,
                            1998.
        10.8(c)          -- Amendment No. 1 to Asset Purchase Agreement dated July
                            15, 1998.
        10.9             -- 1996 Restricted Stock Award Plan of Classic
                            Communications, Inc.
        10.10            -- 1998 Restricted Stock Award Plan of Classic
                            Communications, Inc.
        10.10(a)         -- Restricted Stock Award Agreement dated July 29, 1998 by and between J. Merritt Belisle and Classic
                            Communications, Inc.
        10.10(b)         -- Restricted Stock Award Agreement dated July 29, 1998 by and between Steven E. Seach and Classic Communications,
                            Inc.
        10.11            -- Investment Agreement dated as of May 24, 1999 between
                            Brera Classic, LLC and Classic Communications, Inc.
        10.12            -- Management and Advisory Fee Agreement dated May 24, 1999.
        10.13            -- Stockholder Voting Agreements dated effective May 24,
                            1999, among Brera Classic, L.L.C. and Austin Ventures,
                            L.P., BT Capital Partners, Inc., The Texas Growth Fund,
                            BA SBIC Management, L.L.C., as the successor in interest
                            to NationsBanc Capital Corp., J. Merritt Belisle, Steven
                            E. Seach, and Bryan Noteboom.
        10.14            -- Stockholders' Agreement, dated as of July 28, 1999, by
                            and among Classic Communications, Inc., Brera Classic,
                            LLC and the additional parties named therein.
        10.15            -- Registration Rights Agreement, dated as of July 28, 1999, among Classic Communications, Inc., Brera Classic, LLC,
                            and the additional parties named therein.
        10.16            -- Purchase Agreement, dated July 21, 1999, by and among
                            Classic Cable, Inc. and Goldman, Sachs & Co., Donaldson,
                            Lufkin & Jenrette Securities Corporation and Merrill
                            Lynch, Pierce, Fenner & Smith Incorporated.
        10.17            -- Exchange and Registration Rights Agreement, dated July
                            28, 1999, by and between Classic Cable, Inc. and Goldman,
                            Sachs & Co., Donaldson, Lufkin & Jenrette Securities
                            Corporation and Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated.
        10.18            -- Indenture for $150,000,000 9 3/8% Senior Subordinated
                            Notes due 2009, dated as of July 28, 1999 between Classic
                            Cable, Inc., as Issuer, the Guarantors listed on Schedule
                            1 thereto, and Chase Bank of Texas, National Association,
                            as Trustee.
        10.19            -- Form of Global 9 3/8% Senior Subordinated Note due 2009.
        12.1             -- Statement of Earnings to Fixed Charges.
        21.1             -- Subsidiaries of Classic Communications, Inc.
        23.1             -- Consent of Ernst & Young LLP.
        23.2             -- Consent of Winstead Sechrest & Minick P.C. (included in
                            Exhibits 5.1 and 8.1 of this Registration Statement).
        23.3             -- Consent of KPMG LLP.
        24.1             -- Powers of Attorney (included as part of signature page of this Registration Statement).
        25.1             -- Statement of Eligibility on Form T-1 of Bank One, N.A.,
                            as Trustee, including consent.
        27.1             -- Financial Data Schedule.
        99.1             -- Form of Transmittal Letter with respect to the Exchange
                            Offer.
        99.2             -- Form of Notice of Guaranteed Delivery with respect to the
                            Exchange Offer.

     b. Financial Statement Schedules.

     The following appear after the signature page of this Registration
Statement:

Report of Independent Public Accountants on Financial Statement Schedules

                                                                          PAGE
SCHEDULE                            DESCRIPTION                           NO.
--------                            -----------                           ----
  S-1       Condensed Financial Information of Classic Communications,
            Inc. stand alone.                                             S-1

     All other schedules are omitted because the required information is included in the Consolidated Financial Statements or the Notes thereto or is otherwise inapplicable.

ITEM 22. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to this request.

     (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement.

     (d) The undersigned Registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (e) The Registrant undertakes that every prospectus (i) that is filed
pursuant to paragraph                immediately preceding, or (ii) that
purports to meet the requirements of section 10(a)(3) of the Act is used in connection with an offering of securities subject to Rule 415 (sec. 230.415 of this chapter), will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (f) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time was it declared effective.

          (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 10 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin, State of Texas, on the 31st day of August 1999.


                                            CLASSIC COMMUNICATIONS, INC.

                                            By:     /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach
                                                President and Chief Financial
                                                            Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 10 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
                                                       Chairman of the Board
-----------------------------------------------------
                  Alberto Cribiore

               /s/ J. MERRITT BELISLE                  Chief Executive Officer and      August 31, 1999
-----------------------------------------------------    Director (Principal Executive
                 J. Merritt Belisle                      Officer)

                 /s/ STEVEN E. SEACH                   President and Chief Financial    August 31, 1999
-----------------------------------------------------    Officer and a Director
                   Steven E. Seach                       (Principal Financial Officer
                                                         and Principal Accounting
                                                         Officer)

                          *                            Director                         August 31, 1999
-----------------------------------------------------
                    Lisa A. Hook

                          *                            Director                         August 31, 1999
-----------------------------------------------------
                     David Webb

                                                       Director
-----------------------------------------------------
                  Martin D. Payson


                                            *By:    /s/ STEVEN E. SEACH
                                              ----------------------------------
                                                       Steven E. Seach

     Steven E. Seach, by signing his name hereto, does sign this document on behalf of the persons named above, pursuant to a power of attorney duly executed by such persons and previously filed.

          SCHEDULE I -- CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                          CLASSIC COMMUNICATIONS, INC.

                            CONDENSED BALANCE SHEETS

                                                                      DECEMBER 31
                                                              ----------------------------
                                                                  1998            1997
                                                              ------------    ------------
                                          ASSETS
Cash and cash equivalents...................................  $         --    $         --
Investment in and advances to affiliates....................    13,142,000      16,339,000
Deferred financing costs, net...............................     2,465,000              --
                                                              ------------    ------------
          Total assets......................................  $ 15,607,000    $ 16,339,000
                                                              ============    ============

                       LIABILITIES, REDEEMABLE PREFERRED STOCK AND
                                  STOCKHOLDERS' DEFICIT
Liabilities:
  Accrued interest..........................................  $         --    $     90,000
  Subordinated debt.........................................            --       4,023,000
  Long-term debt............................................    62,038,000              --
  Deferred taxes, net.......................................        51,000              --
  Amounts due to parent.....................................       306,000              --
                                                              ------------    ------------
          Total liabilities.................................    62,395,000       4,113,000
  15% PIK Redeemable Senior Preferred Stock.................            --       5,978,000
  15% PIK Redeemable Junior Preferred Stock.................            --      19,434,000
  Common stock, Voting......................................        17,000           6,000
  Common stock, Nonvoting...................................        15,000          22,000
  Paid in capital...........................................    28,544,000      31,287,000
  Accumulated deficit.......................................   (75,364,000)    (44,501,000)
                                                              ------------    ------------
          Total stockholders' deficit.......................   (46,788,000)    (13,186,000)
                                                              ------------    ------------
          Total liabilities, redeemable preferred stock and
            stockholders' deficit...........................  $ 15,607,000    $ 16,339,000
                                                              ============    ============

                          CLASSIC COMMUNICATIONS, INC.

                       CONDENSED STATEMENTS OF OPERATIONS

                                                             YEARS ENDED DECEMBER 31
                                                   --------------------------------------------
                                                       1998            1997            1996
                                                   ------------    ------------    ------------
Interest expense.................................  $ (3,754,000)   $   (539,000)   $   (469,000)
Interest in loss of subsidiary...................   (26,700,000)    (13,787,000)    (12,866,000)
                                                   ------------    ------------    ------------
Loss before taxes................................   (30,454,000)    (14,326,000)    (13,335,000)
Income tax benefit (expense).....................      (409,000)        198,000         169,000
                                                   ------------    ------------    ------------
Net loss.........................................  $(30,863,000)   $(14,128,000)   $(13,166,000)
                                                   ============    ============    ============

                          CLASSIC COMMUNICATIONS, INC.

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                               YEARS ENDED DECEMBER 31
                                                       ---------------------------------------
                                                          1998          1997          1996
                                                       -----------    --------    ------------
Cash from operations.................................  $   265,000    $     --    $     85,000
Investing activities
  Capital contribution to subsidiary.................  (22,764,000)         --              --
                                                       -----------    --------    ------------
Net cash used in investing activities................  (22,764,000)         --              --
Financing activities
  Expenses related to equity financings..............           --          --         (85,000)
  Proceeds from long-term debt.......................   59,981,000          --              --
  Repayments of long-term debt.......................      (16,000)         --              --
  Repayment of subordinated indebtedness.............   (4,458,000)         --              --
  Repayment of promissory notes......................     (650,000)         --              --
  Redemption of preferred stock......................  (29,756,000)         --              --
  Financing costs....................................   (2,527,000)         --              --
  Sale of common stock...............................       50,000          --              --
  Repurchase of common stock.........................     (125,000)         --              --
                                                       -----------    --------    ------------
Net cash provided by (used in) financing
  activities.........................................   22,499,000          --         (85,000)
Net change in cash...................................           --          --              --
                                                       -----------    --------    ------------
Cash and cash equivalents at beginning of year.......           --          --              --
                                                       -----------    --------    ------------
Cash and cash equivalents at end of year.............  $        --    $     --    $         --
                                                       ===========    ========    ============
All 1997 activity related to non cash items.

                          CLASSIC COMMUNICATIONS, INC.

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

1. BASIS OF PRESENTATION

     In the parent company-only financial statements, the Company's investment in subsidiaries is stated at cost plus equity in undistributed earnings (losses) of subsidiaries since the date of acquisition, plus advances to, and less payments from, subsidiaries. The parent company-only financial statements should be read in conjunction with the Company's consolidated financial statements.

2. LONG-TERM DEBT

     Balance of amounts outstanding under the Company's debt agreement is as follows (in thousands):

                                                                  DECEMBER 31
                                                              -------------------
                                                                1998       1997
                                                              --------   --------
13.25% Senior Discount Notes................................  $114,000   $     --
  Unamortized discount......................................   (51,962)        --
                                                              --------   --------
                                                              $ 62,038   $     --
                                                              ========   ========

     In July 1998, the Company issued $114.0 million of 13.25% Senior Discount Notes due 2009. Net of the applicable discounts and the fair value of the common stock sold along with the Senior Discount Notes, proceeds from this issue were $60.0 million. Interest payments on the Senior Discount Notes do not commence until 2004.

     The Senior Discount Notes were sold in units that consisted of a $1,000 note and three shares of common stock of the Company. Shares issued in connection with the offering totaled 342,000. Proceeds of $3.77 per share were allocated to the sale of the shares. A discount of $1.3 million was recorded in connection with common stock issued. This per share amount represents the fair value of the stock as of the date of the offering.

3. SUBORDINATED DEBT

     Subordinated debt consisted of the following (in thousands):

                                                                DECEMBER 31
                                                              ----------------
                                                               1998      1997
                                                              ------    ------
7.5% Junior Subordinated Promissory Notes(A)................  $   --    $  295
15% Senior Subordinated Promissory Note (B).................      --     3,727
                                                              ------    ------
                                                              $   --    $4,023
                                                              ======    ======

---------------

(A) The Junior Subordinated Promissory Notes (the "Interest Notes") bore interest at 7.5% per annum. The Interest Notes had no required principal payments other than upon maturity on July 7, 2002. The interest on the Interest Notes was deferred until maturity. The Interest Notes and accrued interest were paid in full in July 1998.

(B) The Senior Subordinated Promissory Note (the "Senior Note") bore interest at 15% per annum, payable quarterly in arrears unless paid in kind ("PIK") through the issuance of new Senior Notes (the "PIK Notes") incorporating the same terms as the Senior Note. All principal and deferred interest under the Senior and PIK Notes was due on December 31, 2007. The Senior Note, the PIK Notes and accrued interest was paid in full in July 1998.

                                  EXHIBIT LIST


        EXHIBIT
          NO.                                        NAME
        -------                                      ----
         2.1             -- Securities Purchase Agreement among Classic Cable, Inc.
                            and Buford Group, Inc. dated as of May 11, 1999.
         3.1             -- Amended and Restated Certificate of Incorporation of
                            Classic Communications, Inc., dated as of October 30,
                            1995.
         3.1(b)          -- Certificate of Amendment to Amended and Restated
                            Certificate of Incorporation of Classic Communications,
                            Inc. dated July 21, 1998.
         3.1(c)          -- Certificate of Amendment to Amended and Restated
                            Certificate of Incorporation of Classic Communications,
                            Inc. dated July 28, 1999.
         3.2             -- Amended and Restated Bylaws of Classic Communications,
                            Inc.
         4.1             -- Indenture dated as of July 29, 1998, for Units consisting of $114,000,000 in Aggregate Principal Amount at
                            Maturity, 13 1/4% Senior Discount Notes due 2009, by and
                            among Classic Communications, Inc., as Issuer, and Bank
                            One, N.A., as Trustee.
         4.2             -- Form of Global 13 1/4 Senior Discount Note due 2009.
         4.3A            -- Registration Rights Agreement dated as of July 29, 1998, by and between Classic Communications, Inc. and Merrill
                            Lynch, Pierce, Fenner & Smith Incorporated.
         4.3B            -- Shareholder and Registration Rights Agreement, dated as of July 29, 1998, by and among Classic Communications,
                            Inc. and Certain Stockholders and Merrill, Lynch, Pierce,
                            Fenner & Smith Incorporated.
         4.3C            -- Amended and Restated Registration Rights Agreement dated as of October 31, 1995, modified by Amendment No. 1
                            (dated as of October 31, 1995) and Amendment No. 2 (dated
                            as of December 27, 1995).
         4.3D            -- Amended and Restated Shareholders Agreement dated as of
                            October 31, 1995, modified by Amendment No. 1 (dated as
                            of October 31, 1995), Amendment No. 2 (dated as of
                            December 27, 1995) and Amendment No. 3 (dated as of
                            December 19, 1997).
         4.4             -- First Supplemental Indenture, dated as of July 28, 1999, between Classic Cable, Inc., as Issuer, the Subsidiary
                            Guarantors named thereon, as Guarantors, and Chase Bank
                            of Texas, National Association, as Trustee.
         5.1(a)          -- Opinion of Winstead Sechrest & Minick P.C. dated
                            September 17, 1998 regarding the enforceability and
                            issuance of the securities, including consent.
         5.1(b)          -- Opinion of Winstead Sechrest & Minick P.C. dated November
                            10, 1998 regarding the enforceability and issuance of the
                            securities, including consent.
        *5.1(c)          -- Opinion of Winstead Sechrest & Minick P.C. dated August
                            30, 1999 regarding the enforceability and issuance of the
                            securities, including consent.
         8.1(a)          -- Opinion of Winstead Sechrest & Minick P.C. dated
                            September 17, 1998 regarding federal income tax matters,
                            including consent.
         8.1(b)          -- Opinion of Winstead Sechrest & Minick P.C. dated November
                            10, 1998 regarding federal income tax matters, including
                            consent.
        *8.1(c)          -- Opinion of Winstead Sechrest & Minick P.C. dated August
                            30, 1999 regarding federal income tax matters, including
                            consent.
        10.1             -- Employment Agreement dated as of January 31, 1998 by and between Classic Communications, Inc., Classic Cable, Inc.
                            and J. Merritt Belisle.
        10.2             -- Employment Agreement dated as of January 31, 1998 by and between Classic Communications, Inc., Classic Cable, Inc.
                            and Steven E. Seach.
        10.3             -- Employment Agreement dated as of July 28, 1999 by and
                            between Classic Communications, Inc., Classic Cable, Inc.
                            and J. Merritt Belisle.
        10.4             -- Employment Agreement dated as of July 28, 1999 by and
                            between Classic Communications, Inc., Classic Cable, Inc.
                            and Steven E. Seach.
        10.5             -- Credit Agreement among Classic Cable, Inc., As Borrower, the Lenders Parties thereto, Union Bank of California,
                            N.A. and Goldman Sachs Credit Partners L.P. as
                            Co-Arrangers, Goldman Sachs Credit Partners L.P., as
                            Syndication Agent and Union Bank of California, N.A., as
                            Administrative and Documentation Agent, dated as of July
                            29, 1998.

        EXHIBIT
          NO.                                        NAME
        -------                                      ----
        10.6             -- Amended and Restated Credit Agreement dated July 28, 1999 among Classic Cable, Inc., as Borrower, the Lenders
                            Parties thereto, Goldman Sachs Credit Partners, L.P., as
                            Lead Arranger and Syndication Agent, and The Chase
                            Manhattan Bank, as Documentation Agent, and Union Bank of
                            California, N.A., as Administrative Agent.
        10.7             -- Facilities Commitment Letter, dated June 24, 1999,
                            between Classic Cable, Inc. and Goldman Sachs Credit
                            Partners L.P.
        10.8             -- Asset Purchase Agreement dated May 14, 1998 by and
                            between Cable One, Inc. and Black Creek Communications,
                            Inc.
        10.8(b)          -- Assignment of Asset Purchase Agreement dated June 19,
                            1998.
        10.8(c)          -- Amendment No. 1 to Asset Purchase Agreement dated July
                            15, 1998.
        10.9             -- 1996 Restricted Stock Award Plan of Classic
                            Communications, Inc.
        10.10            -- 1998 Restricted Stock Award Plan of Classic
                            Communications, Inc.
        10.10(a)         -- Restricted Stock Award Agreement dated July 29, 1998 by and between J. Merritt Belisle and Classic
                            Communications, Inc.
        10.10(b)         -- Restricted Stock Award Agreement dated July 29, 1998 by and between Steven E. Seach and Classic Communications,
                            Inc.
        10.11            -- Investment Agreement dated as of May 24, 1999 between
                            Brera Classic, LLC and Classic Communications, Inc.
        10.12            -- Management and Advisory Fee Agreement dated May 24, 1999.
        10.13            -- Stockholder Voting Agreements dated effective May 24,
                            1999, among Brera Classic, L.L.C. and Austin Ventures,
                            L.P., BT Capital Partners, Inc., The Texas Growth Fund,
                            BA SBIC Management, L.L.C., as the successor in interest
                            to NationsBanc Capital Corp., J. Merritt Belisle, Steven
                            E. Seach, and Bryan Noteboom.
        10.14            -- Stockholders' Agreement, dated as of July 28, 1999, by
                            and among Classic Communications, Inc., Brera Classic,
                            LLC and the additional parties named therein.
        10.15            -- Registration Rights Agreement, dated as of July 28, 1999, among Classic Communications, Inc., Brera Classic, LLC,
                            and the additional parties named therein.
        10.16            -- Purchase Agreement, dated July 21, 1999, by and among
                            Classic Cable, Inc. and Goldman, Sachs & Co., Donaldson,
                            Lufkin & Jenrette Securities Corporation and Merrill
                            Lynch, Pierce, Fenner & Smith Incorporated.
        10.17            -- Exchange and Registration Rights Agreement, dated July
                            28, 1999, by and between Classic Cable, Inc. and Goldman,
                            Sachs & Co., Donaldson, Lufkin & Jenrette Securities
                            Corporation and Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated.
        10.18            -- Indenture for $150,000,000 9 3/8% Senior Subordinated
                            Notes due 2009, dated as of July 28, 1999 between Classic
                            Cable, Inc., as Issuer, the Guarantors listed on Schedule
                            1 thereto, and Chase Bank of Texas, National Association,
                            as Trustee.
        10.19            -- Form of Global 9 3/8% Senior Subordinated Note due 2009.
        12.1             -- Statement of Earnings to Fixed Charges.
        21.1             -- Subsidiaries of Classic Communications, Inc.
        23.1             -- Consent of Ernst & Young LLP.
        23.2             -- Consent of Winstead Sechrest & Minick P.C. (included in
                            Exhibits 5.1 and 8.1 of this Registration Statement).
        23.3             -- Consent of KPMG LLP.
        24.1             -- Powers of Attorney (included as part of signature page of this Registration Statement).
        25.1             -- Statement of Eligibility on Form T-1 of Bank One, N.A.,
                            as Trustee, including consent.
        27.1             -- Financial Data Schedule.
        99.1             -- Form of Transmittal Letter with respect to the Exchange
                            Offer.
        99.2             -- Form of Notice of Guaranteed Delivery with respect to the
                            Exchange Offer.